Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Varonis Systems Inc., of our report dated February 5, 2014, which is included in the Registration Statement on Form S-1 (File No. 333-191840) and related Prospectus of Varonis Systems Inc.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 17, 2014	Kost Forer Gabbay & Kasierer
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